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                                   EXHIBIT 9

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                                                                          [LOGO]
                                                                 FORTIS BENEFITS

January 21, 2003

Board of Directors
Fortis Benefts Insurance Company
576 Bielenberg Drive
Woodbury, MN  55125

RE:    VARIABLE ACCOUNT D OF FORTIS BENEFITS INSURANCE COMPANY
       FILE NO. 333-43799

Dear Sir/Madam:

I have acted as corporate counsel to Fortis Benefits Insurance Company (the "Company"), a Minnesota insurance company, and Variable Account D of Fortis Benefits Insurance Company (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of Minnesota and is duly authorized by the Insurance Departments of the District of Columbia and all states except New York to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Sections 61A.13 through 61A.21 of the Minnesota Insurance Laws.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Very truly yours,

/s/ Douglas R. Lowe

Douglas R. Lowe